                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                    ICO, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:  N/A
     (2)  Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4)  Proposed maximum aggregate value of transaction:  N/A
     (5)  Total fee paid: N/A
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:  N/A
     (2)  Form, Schedule or Registration Statement No.:  N/A
     (3)  Filing Party:  N/A
     (4)  Date Filed:  N/A

                          [ICO, INC. LOGO APPEARS HERE]
                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 31, 2002

     The Annual Meeting of Shareholders of ICO, Inc. ("ICO") will be held at the JW Marriott, located at 5150 Westheimer, Houston, Texas, on Thursday, January 31, 2001 at 10:00 a.m. Central Daylight Savings Time, for the following purposes:

         1. To elect four Class II Directors to serve until the 2005 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         2. To approve the amendment to the ICO, Inc. Second Amended and Restated 1993 Stock Option Plan for Non-Employee Directors, increasing the number of shares of Common Stock available for issuance thereunder by an aggregate of 100,000 shares;

         3. To approve the amendment to the ICO, Inc. 1998 Stock Option Plan increasing the number of shares of Common Stock available for issuance thereunder by an aggregate of 600,000 shares;

         4. To ratify and approve the selection of PricewaterhouseCoopers LLP as ICO's independent accountants for 2002;

         5. To issue to Travis Street Partners, LLC ("TSP") up to 528,834 shares of Common Stock, representing reimbursement of expenses of up to $862,000 incurred in connection with TSP's successful proxy contest regarding the election of James D. Calaway, A. John Knapp and Charles T. McCord to the Board, divided by a per share price of $1.63 per share (150% of the closing price of the Common Stock on December 18, 2001); such expenses being subject to the review of the Company's independent accountants; and

         6. To consider and act upon any matters incidental to the foregoing purposes and transact any other business that properly comes before the meeting or any adjournment or postponement thereof.

     Only holders of shares of Common Stock of record on the books of ICO at the close of business on December 3, 2001 will be entitled to vote at the meeting or any adjournment thereof.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors

------------------------------------        ------------------------------------        -------------------------------
Chairman of the Board                       Chief Executive Officer,                    Vice-Chairman of the Board and
                                            President and Secretary                     Chief Financial Officer

Houston, Texas
December ___, 2001

                                    ICO, INC.

                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056
                                 (713) 335-4100

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 31, 2002

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Directors") of ICO, Inc. ("ICO") for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, January 31, 2002 at 10:00 a.m., local time, at the JW Marriott, 5150 Westheimer, Houston, Texas, or at any adjournment(s) or postponement(s) thereof. A copy of ICO's Annual Report to Shareholders is being sent with this Proxy Statement. It is not to be regarded as proxy soliciting material. The approximate date on which this Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to holders ("Shareholders") of common stock without par value of ICO ("Common Stock") is December __, 2001.

                          INFORMATION CONCERNING PROXY

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy: (a) by the execution and submission of a revised Proxy; (b) by written notice to the Secretary of ICO; or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

    Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted will be voted): (a) FOR the selection of the four ICO nominees for Class II Directors named herein; (b) FOR the approval of the amendment to the ICO, Inc. Second Amended and Restated 1993 Stock Option Plan proposed herein; (c) FOR the approval of the amendment to the ICO, Inc. 1998 Stock Option Plan proposed herein; (d) FOR the confirmation of PricewaterhouseCoopers LLP as ICO's independent accountants for 2002; and (e) FOR the issuance of Common Stock to Travis Street Partners, LLC as reimbursement for expenses as proposed herein. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, the shares of Common Stock of such Shareholder will be voted in accordance with the specification so made.

                                VOTING SECURITIES

    The only securities of ICO entitled to vote at the Annual Meeting consist, as of December 3, 2001, of 22,865,638 shares of Common Stock. The holders of a majority of the shares entitled to vote represented in person or by proxy constitutes a quorum for transaction of business at the Annual Meeting. Only Shareholders of record on the books of ICO on December 3, 2001 will be entitled to vote at the meeting. In voting on such matters, each Shareholder is entitled to one vote for each of said shares. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as "present" at the Annual Meeting to determine whether a quorum exists.

    Nominees receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the election of directors. Any other matters that come before the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, and voted for or against, the matter. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on such other matters.

    If you have any questions, or need any assistance in voting your shares, please call, Georgeson Shareholder, which is assisting us with this solicitation of proxies, at (201) 896-1900.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table contains information concerning the security ownership of certain beneficial owners known to management, based upon filings with the Securities and Exchange Commission (the "SEC"), to beneficially own more than five percent of ICO's Common Stock at the close of business on December 14, 2001.

                                          AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP            PERCENT OF CLASS
------------------------                  --------------------            ----------------
Kornitzer Capital Management                   3,875,890 (1)                    15.1%
  5420 West 61st Place
  Shawnee Mission, Kansas 66205

Great Plains Trust Company                     2,454,029 (2)                    10.1%
  4705 Mission Road
  Westwood, Kansas 66205

William E. Willoughby                          1,580,929 (3)(4)                  6.9%
  607 U.S. Highway 202
  Far Hills, New Jersey 07931

Dimensional Fund Advisors                      1,236,132 (5)                     5.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401-1005

Travis Street Partners, LLC                    1,158,300 (6)                     5.1%
  910 Travis Street, Suite 2150
  Houston, Texas  77002

(1) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on March 16, 2001 and additional information provided to the company. Holdings include 17,500 shares of Common Stock, and 1,404,461 shares of Common Stock it is deemed to own beneficially through holdings of 512,633 shares of Preferred Stock. Holdings also include 995,700 shares of Common Stock held by Great Plains Trust Company, and 1,458,324 shares of Common Stock Great Plains Trust is deemed to own beneficially through holdings of 532,295 shares of Preferred Stock which Kornitzer Capital Management is deemed to beneficially own as a result of its position as investment advisor to Great Plains Trust.


(2) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on March 15, 2001 and additional information provided to the Company. Holdings include 995,700 shares of Common Stock, and 1,458,329 shares of Common Stock deemed to be owned beneficially through holdings of 532,295 shares of Preferred Stock.

(3) This information is based on the Schedule 13D filed with the SEC by the beneficial owner on June 19, 2001 and subsequent information provided to the Company by the beneficial owner after such date.
(4) Share amounts include 850,544 shares of Common Stock, 35,139 shares of Common Stock owned jointly by Mr. Willoughby and his wife, 663,246 shares of Common Stock owned by Mr. Willoughby's wife and 32,000 shares of Common Stock that are issuable upon exercise of options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(5) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 2, 2001.
(6) This information is based on the Schedule 13D filed with the SEC by the beneficial owner on September 21, 2001.

                              ELECTION OF DIRECTORS

    Four directors are to be elected at the Annual Meeting. ICO's Charter and Bylaws provide for a classified Board of Directors. Under these provisions, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of ICO's Annual Meetings of Shareholders in 2004, 2002 and 2003, respectively. Each director elected at an annual meeting serves for a term ending on the date of the third annual meeting following the meeting at which such director was elected or until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. David E.K. Frischkorn, Jr., Timothy J. Gollin, Christopher O'Sullivan and William C. Willoughby have been nominated to serve as Class II Directors until ICO's Annual Meeting of Shareholders in 2005. Other than Mr. Frischkorn, each of the nominees currently serves as a director of ICO. Messrs. Gollin, O'Sullivan and Willoughby were appointed by the Board during fiscal year 2001 to fill vacancies resulting from the resignations of Asher O. Pacholder, Sylvia A. Pacholder and William E. Willoughby. The remaining six directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2003 or 2004. A plurality of votes cast in person or by proxy by the holders of Common Stock is required to elect a director.

    Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class II nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will not be a candidate or will be unable to serve, if such a situation arises, the persons named in the enclosed proxy, in the absence of contrary instructions, will in their discretion vote FOR the election of such other persons as may be nominated by the Board of Directors.

    The following table sets forth for each nominee listed in the Proxy and each other person whose term of office as a director will continue after the Annual
Meeting: (i) the name and age of such person; (ii) the year during which that person first became a director; and (iii) the principal position of that person with ICO, if any. The table has been prepared from information obtained from these persons.

             NAME                              AGE                  DIRECTOR SINCE             POSITION WITH THE COMPANY
  ------------------------                 ----------             ------------------           -------------------------
  CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE 2005 (IF ELECTED OR REELECTED, AS THE CASE MAY BE)
  David E.K. Frischkorn, Jr.                   50                         N/A                  Director nominee
  Timothy J. Gollin (3)                        41                        2001                  Chief Executive Officer, President
                                                                                               and Secretary
  Christopher N. O'Sullivan (3)                41                        2001                  Vice-Chairman and Chief Financial
                                                                                               Officer
  William C. Willoughby                        53                        2001                  Director

  CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE 2003
  James E. Gibson                              37                        1996                  Director
  Walter L. Leib (1)(2)(3)                     72                        1996                  Director
  John F. Williamson (1)(2)(3)                 63                        1995                  Chairman of the Board

  CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE 2004
  James D. Calaway                             44                        2001                  Director
  A. John Knapp (1)(2)                         50                        2001                  Director
  Charles T. McCord, III (1)(2)                61                        2001                  Director

(1) Compensation Committee member.
(2) Audit Committee member.
(3) Executive Committee member.

DIRECTORS AND DIRECTOR NOMINEES UP FOR ELECTION OR REELECTION

    David E.K. Frischkorn, Jr. has been a Managing Director of the Energy Group of Jefferies & Co., an investment bank, since 1996. Prior thereto, Mr. Frischkorn was a Senior Vice President and Managing Director for Rauscher Pierce Refsnes.

    Timothy J. Gollin has been the CEO, President and Secretary of ICO since June 2001. In addition, Mr. Gollin has served as Manager of Travis Street Partners, LLC since 2000. Prior to joining Travis Street Partners, Mr. Gollin was engaged in the development of international supply chain management for major consumer product companies.

    Christopher N. O'Sullivan has been Vice-Chairman and CFO of ICO since June 2001. In addition, Mr. O'Sullivan has served as

President of O'Sullivan Oil and Gas Company since 1987 and Manager of Travis Street Partners, LLC since 2000. Mr. O'Sullivan is also a founder of Network Oil, Inc. and has served as Chairman of its Board of Directors since 1999.

    William C. Willoughby has been President and CEO of Allgrind Plastics, Inc., a plastics processing company, for more than the past five years. Mr. Willoughby served as Executive Vice President of Wedco Technology, Inc. until the acquisition of Wedco by ICO in April 1996.

DIRECTORS WITH TERMS EXPIRING IN 2003 AND 2004

    James E. Gibson has been employed at Pacholder Associates, Inc. since 1992, first as Senior Vice President, and as Executive Vice President since 1997.

    Walter L. Leib has been Senior Partner in the law firm of Leib, Kraus, Grispin & Roth, in Scotch Plains, New Jersey since its inception in 1971. Mr. Leib served as a director of Wedco from 1970 and as outside General Counsel to Wedco from its inception in 1960, until the acquisition of Wedco by ICO in April 1996. Mr. Leib has been on the Board of Advisors to the School of Business and Graduate School of Management of Rutgers University since 1992.

    John F. Williamson has been Chairman and President of Williamson Associates, Inc., an investment management company, since January 1996. From May of 1995 to January 1996, Mr. Williamson was Executive Vice President and Chief Financial Officer of Asset Allocation Concepts, Inc., an investment management company. Mr. Williamson serves on the Board of Directors of Pacholder High Yield Fund, Inc.

    James D. Calaway has been President and Chief Executive Officer of the Center for Houston's Future, an affiliate of the Greater Houston Partnership since November 2001. Mr. Calaway is also a Director of Datcert, Inc. (an entity that merged with DigiContract, Inc., an Internet-based legal services business, for which Mr. Calaway served as Chairman of the Board since August of 2000). Mr. Calaway has also served as a Director of Network Oil, Inc. since September 1999, and Sterling Bancshares, Inc., a NASD-listed bank holding company, since November 2000. Prior thereto, Mr. Calaway was a Director and President of Director of Edge Petroleum, Inc., an energy exploration and production company, since December 1996 and Special Advisor to Edge's corporate predecessor since 1991.

    A. John Knapp has been President of Andover Group, Inc., a real estate investments and development company, for more than the past five years. In addition, he has acted as a private investor in venture capital transactions.

    Charles T. McCord, III has been General Partner of McCord Production, Ltd., an energy exploration, production and investment company, for more than the past five years.

EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth the names, ages and titles of the executive officers of ICO, other than the executive officers who are also directors of ICO, as of December 14, 2001.

    NAME                     AGE     POSITION WITH THE COMPANY
    ------                   ---     -------------------------
    Jon C. Biro               35     Senior Vice President, Chief Accounting
                                     Officer and Treasurer
    Isaac H. Joseph           45     President - ICO Worldwide, Inc.
    Charlotte J. Fischer      34     General Counsel

    Jon C. Biro, a certified public accountant, has been principally employed as Controller of ICO since October 1994, as Controller and Treasurer of ICO since April 1995, and as Senior Vice President, Chief Accounting Officer and Treasurer since September 1996. Prior to that time, Mr. Biro was with a predecessor of PricewaterhouseCoopers LLP.

    Isaac H. Joseph has been principally employed as President of ICO Worldwide, Inc. since April, 1998. Mr. Joseph was Executive Vice President - Oilfield Services of ICO from November 1996 to April 1998. From July 1996 to November 1996, Mr. Joseph served as Senior Vice President - Corporate Administration and Sales. From March 1995 to June 1996, Mr. Joseph was employed as Senior Vice President - Sales.

    Charlotte J. Fischer has been principally employed as General Counsel of ICO since June 2001. Ms. Fischer was Associate

General Counsel of ICO from August 1999 to June 2001. Prior to that time Ms. Fischer practiced law with Ireson & Weizel, P.C. for six years, and has been licensed to practice law in Texas since 1992.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held 10 meetings during the fiscal year ended September 30, 2001. Each director who is not an ICO employee received a stipend of $5,000 per quarter in the fiscal year 2001. In addition, each non-employee director receives a director's fee of $1,000 for each meeting of the Board of Directors or committee of the Board of Directors actually attended, and reimbursement of actual expenses incurred. The Chairmen of each of the Audit and Compensation Committees are paid an annual stipend of $5,000 for each fiscal year of their service. In addition, each director who is not an employee is a participant in the Second Amended and Restated 1993 Non-Employee Director Stock Option Plan (filed as Exhibit A to the Company's Definitive Proxy Statement dated January 26, 1999 for the Annual Meeting of Shareholders). Under the current terms of the plan, each non-employee director is granted options to purchase 5,000 shares of Common Stock on the first business day after each Annual Meeting of Shareholders. In addition, non-employee directors who are elected to the Board at other than an Annual Meeting of Shareholders are granted options to purchase 5,000 Shares of Common Stock on the date such non-employee director is so elected. In fiscal 2001, options to purchase 5,000 shares at an exercise price of $2.05 per share were granted to each of Messrs. Calaway, Gibson, Knapp, Leib, McCord, Morgan, Williamson and William E. Willoughby. In fiscal 2001, options to purchase 5,000 shares at an exercise price of $2.70 per share were granted to William C. Willoughby.

    Notwithstanding the standard director compensation provisions specified above, the Company and Mr. Williamson agreed, effective upon his appointment as Chairman of the Board, on alternative terms of his compensation for all positions held on the Board and any of its committees. In lieu of all standard payments, Mr. Williamson receives, during his tenure as Chairman of the Board, a monthly payment of $8,000, medical and health insurance benefits, and use of a Company vehicle.

    The Executive Committee is currently composed of Messrs. Gollin, Leib, O'Sullivan and Williamson. Prior to June 6, 2001, the Executive Committee was composed of Messrs. Pachholder and Morgan and Ms. Pacholder. The functions of the Executive Committee include reviewing capital expenditure projects, assisting management in implementing consolidation plans relating to acquisitions and assisting management in developing and implementing strategic plans. The Executive Committee met three times in fiscal year 2001.

    The Compensation Committee is currently composed of Messrs. Knapp, Leib, McCord and Williamson. Mr. Leib replaced Mr. Morgan on the Compensation Committee on January 8, 2001. William E. Cornelius, who served as Chairman of the Compensation Committee until April 25, 2001, was not re-elected as director at the 2001 Annual Meeting of Shareholders. On June 6, 2001, the Board appointed Messrs Knapp and McCord to the Compensation Committee. The Compensation Committee reviews and establishes compensation arrangements for directors, officers and other employees and takes whatever action that may be required in connection with ICO's stock option plans. Please see the report of the Compensation Committee below. The Compensation Committee met one time in fiscal year 2001.

    The members and function of the Audit Committee are discussed in the Audit Committee Report below.

    The Board of Directors dissolved the Nominating Committee on June 6, 2001.

    On June 7, 2001, the Board of Directors created a Special Committee of its members for the purpose of evaluating Travis Street Partners, LLC's then outstanding proposal to acquire the Company. The members of the Committee were Messrs. Williamson and Leib. The Board of Directors dissolved the Special Committee on October 5, 2001. Mr. Leib has received a $20,000 fee as compensation for his service on this Committee. Mr. Williamson did not receive any additional payments for his service on this Committee.

AUDIT COMMITTEE REPORT

    The Audit Committee consisted of Messrs. Knapp, Leib, McCord and Williamson for its review of the fiscal year ended September 30, 2001. Each member of the Audit Committee is independent, as defined in the applicable listing standards of the National Association of Securities Dealers. The Audit Committee reviews the professional services provided by ICO's independent accountants, the independence of such accountants from ICO's management, ICO's annual and quarterly financial statements, ICO's financial reporting process and internal control system and ICO's significant accounting and financial reporting principles, practices and procedures. The Audit Committee also reviews such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention.

    ICO's Board of Directors has adopted a written charter for its Audit Committee, a copy of which was attached to the Company's Proxy Statement dated January 25, 1999, relating to the Annual Meeting of Shareholders held on March 10, 2000.

    During the fiscal year 2001, the Audit Committee held five meetings. In connection with the preparation and filing of ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, the Audit Committee:

         (i) reviewed and discussed the audited financial statements with ICO's management;

         (ii) discussed with PricewaterhouseCoopers LLP, ICO's independent auditors, the matters required to be disclosed by Statement of Auditing Standards 61 (as modified or supplemented);

         (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented); and

         (iv)     discussed with PricewaterhouseCoopers LLP its independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in ICO's Annual Report on Form 10-K for the year ended September 30, 2001.

                                             AUDIT COMMITTEE
                                             Charles T. McCord, Chairman
                                             A. John Knapp
                                             Walter L. Leib
                                             John F. Williamson

      SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth, as of December 14, 2001, the shares of Common Stock beneficially owned by (i) each director and director nominee of the Company, (ii) each former and current executive officer of the Company listed in the Summary Compensation Table set forth below and (iii) all former and current executive officers and directors of the Company listed below collectively as a group.

                                                                      AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP                  PERCENT OF CLASS
------------------------                                              --------------------                  ----------------
CLASS I DIRECTORS
James D. Calaway                                                              5,000(3)                              *
A. John Knapp                                                                 5,000(3)                              *
Charles T. McCord, III                                                        5,000(3)                              *
CLASS II DIRECTORS
David E.K. Frischkorn, Jr. (1)                                                    0                                 *
Timothy J. Gollin                                                          1,363,300(4)(5)                        5.9%
William J. Morgan (2)                                                       889,272(6)(7)                         3.8%
Christopher N. O'Sullivan                                                  1,363,300(4)(5)                        5.9%
William C. Willoughby                                                        901,702(8)                           3.9%
CLASS III DIRECTORS
James E. Gibson                                                               33,000(9)                             *
Walter L. Leib                                                               91,405(10)                             *
John F. Williamson                                                           42,631(11)                             *
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Isaac H. Joseph                                                              53,332(12)                             *
Jon C. Biro                                                                  70,844(13)                             *
Charlotte J. Fischer                                                           542(16)                              *
FORMER EXECUTIVE OFFICERS
Sylvia A. Pacholder                                                        967,962(7)(14)                         4.2%
Asher O. Pacholder                                                         929,227(7)(15)                         4.0%
David M. Gerst                                                                 50,000                               *

Named Officers, Directors and Nominees
as a group (14 persons)                                                       3,998,673                           16.8%

*     Less than 1% of outstanding shares.

(1) Mr. Frischkorn is not currently director but has been nominated by the Board for election at the 2002 Annual Meeting of Shareholders.
(2) Mr. Morgan will serve as a Class II Director only until the 2002 Annual Meeting of Shareholders. He has not been nominated for reelection by the Board.
(3) Share amounts include 5,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors. Although each of Messrs. Calaway, Knapp and McCord is a member of Travis Street Partners, LLC, they do not have voting or investment power over the 1,158,300 shares of Common Stock held by Travis Street Partners, LLC.
(4) Share amounts include 1,158,300 shares of Common Stock held by Travis Street Partners, LLC. Mssrs. Gollin and O'Sullivan each have shared voting and investment power over these shares as managers of Travis Street Partners, LLC.
(5) Share amounts include 205,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's various employee stock option plans.
(6) Share amounts include 44,000 shares of Common Stock and 38,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(7) Share amounts include 180,000 shares of Common Stock and 63,052 shares of Common Stock that may be acquired upon conversion of Convertible Exchangeable Preferred Stock held by a limited partnership of which Dr. Pacholder and Mr. Morgan are general partners. Pursuant to an investment advisory agreement, Pacholder Associates, Inc. has sole voting and investment power over such securities. Share amounts also include 415,461 shares of Common Stock, 102,879 shares of Common Stock that may be acquired through the exercise of warrants (such warrants have an exercise price of $5.00 and expire in July 2002) and 45,880 shares of Common Stock that may be acquired upon conversion of Convertible Exchangeable Preferred Stock owned by Pacholder Associates, Inc.
Dr. Pacholder, Ms. Sylvia Pacholder and Mr. Morgan are majority owners of Pacholder Associates, Inc.
(8) Share amounts include 794,867 shares of Common Stock, 71,495 shares of Common Stock held by Mr. Willoughby's wife, 4,230 shares of Common Stock held in ICO's 401(k) plan, 5,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 21,212 shares of Common Stock held by Mr. Willoughby as custodian for his son and 4,898 shares of Common Stock held by Mr. Willoughby's wife as custodian for his son. Mr. Willoughby disclaims beneficial ownership of the 26,000 shares of Common Stock held as custodian on behalf of his son.
(9) Share amounts include 1,000 shares of Common Stock owned jointly by Mr. Gibson and his wife and 32,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(10) Share amounts include 55,021 shares of Common Stock, 4,384 shares that may be acquired upon conversion of Convertible Exchangeable Preferred Stock and 32,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(11) Share amounts include 8,631 shares of Common Stock and 34,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors. Common Stock holdings for
Mr. Williamson include 437 shares owned by his wife.
(12) Share amounts include 50,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's various employee stock option plans and 3,332 shares of Common Stock held in ICO's 401(k) plan.
(13) Share amounts include 17,000 shares of Common Stock owned jointly by Mr. Biro and his wife, 50,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO's various employee stock option plans and 3,844 shares of Common Stock held in ICO's 401(k) plan.
(14) Share amounts include 156,400 shares of Common Stock and 4,291 shares of Common Stock held in ICO's 401(k) plan. Excludes share beneficially owned by Asher O. Pacholder, Ms. Pacholder's spouse, as set forth in note (15) below;
Ms. Pacholder disclaims beneficial ownership of these shares.
(15) Share amounts include 118,200 shares of Common Stock and 3,755 shares of Common Stock held in ICO's 401(k) plan. Excludes share beneficially owned by Sylvia A. Pacholder, Dr. Pacholder's spouse, as set forth in note (14) above; Dr. Pacholder disclaims beneficial ownership of these shares.

(16) Share amounts consist of 542 shares of Common Stock held in ICO's 401(k) plan.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by ICO during the fiscal years ended September 30, 2001, 2000 and 1999 to: (i) the four most highly compensated executive officers and directors (other than ICO's Chief Executive Officer); (ii) ICO's Chief Executive Officer; (iii) ICO's former Chief Executive Officer who resigned during the 2001 fiscal year; and (iv) two additional individuals who would have been included in clause (i) above had they not resigned during the 2001 fiscal year.

                                                                                           LONG-TERM
                                                      ANNUAL COMPENSATION                 COMPENSATION
                                                  ---------------------------             ------------
                                                                                          SECURITIES
NAME AND                             FISCAL                                               UNDERLYING               ALL OTHER
PRINCIPAL POSITION                    YEAR        SALARY (1)            BONUS             OPTIONS (#)         COMPENSATION (1)(2)
---------------------------           ----        ----------            -----             -----------         -------------------
CURRENT EXECUTIVE OFFICERS
Timothy J. Gollin (5)                 2001          82,000                0                 205,000                    0
   Chief Executive Officer,           2000            N/A                N/A                  N/A                     N/A
   President and Secretary            1999            N/A                N/A                  N/A                     N/A

Christopher N. O'Sullivan (5)         2001          71,000                0                 205,000                    0
   Vice-Chairman and                  2000            N/A                N/A                  N/A                     N/A
   Chief Financial Officer            1999            N/A                N/A                  N/A                     N/A

Isaac H. Joseph                       2001          236,000            60,000                  0                   30,850(3)
   President - ICO Worldwide,         2000          211,000            50,000               50,000                   2,500
   Inc.                               1999          189,000            15,000                  0                     1,200

Jon C. Biro                           2001          212,000               0                    0                     2,600
   Senior Vice President,             2000          205,000            33,000               50,000                   2,600
   Chief Accounting Officer           1999          173,000            15,000                  0                     1,200
   and Treasurer

Charlotte Fischer (6)                 2001          108,000               0                    0                     2,500
   General Counsel                    2000          85,000              3,500                  0                     1,000
                                      1999           3,000                0                    0                       0

FORMER EXECUTIVE OFFICERS
Sylvia A. Pacholder                   2001          300,000               0                    0                  2,652,000(4)
   Former President and               2000          363,000            150,000              125,000                  2,600
   Chief Executive Officer            1999          308,000               0                    0                     1,200

Asher O. Pacholder                    2001          269,000               0                    0                  2,444,000(4)
   Former Chairman of the             2000          335,000            75,000               125,000                  2,600
   Board and Chief Financial          1999          294,000               0                    0                     1,200
   Officer

David M. Gerst                        2001          172,000               0                    0                   761,000(4)
  Former Senior Vice President        2000          172,000            25,000               50,000                   2,900
  and General Counsel                 1999          114,000            15,000                  0                     1,600

(1) Rounded to the nearest thousand.
(2) Includes ICO's matching contributions to one of ICO's Employee Stock Ownership Plans (401(k) Plans).
(3) Includes assignment to Mr. Joseph of a Company automobile valued at $28,350.
(4) These amounts consist of payments made pursuant to Termination Agreements between the Company and each of Sylvia A. Pacholder, Asher O. Pacholder and David M. Gerst.
(5) Timothy J. Gollin and Christopher N. O'Sullivan's employment with the Company began on June 7, 2001.
(6) Charlotte J. Fischer's employment with the Company began on August 31, 1999.

                              EMPLOYMENT AGREEMENTS

    ICO has employment agreements with Timothy J. Gollin, Christopher N. O'Sullivan, Isaac H. Joseph and Jon C. Biro. The base salary of each executive is reviewed at least annually and is increased from time to time to reflect, at a minimum, increases in the cost of living. The current base salaries are as follows:

            Timothy J. Gollin              $275,000
            Christopher N. O'Sullivan      $240,000
            Isaac H. Joseph                $235,000
            Jon C. Biro                    $230,000

    Salary increases for each executive are to be consistent with the increases given to other key executives. Once increased, executive salaries cannot be reduced. Each executive may receive an annual cash bonus in such amount as is determined by the Board. Each executive is also eligible for other benefits offered by ICO.

    The employment agreements for Mr. Gollin and Mr. O'Sullivan provide for a term of employment through June 21, 2003 that is extended automatically on a year-to-year basis until such time as the executive or ICO gives written notice that automatic extensions shall cease. The employment agreements for Mr. Joseph and Mr. Biro provide for a term of employment through September 3, 2000, that is extended automatically from day to day until such times as the executive or ICO gives written notice that automatic extensions shall cease, in which event employment terminates on a date two years after such notice has been given.

    If the employment of an executive is terminated by ICO for Cause (as defined in the applicable employment agreement), ICO shall pay the executive the full salary through the date of termination, plus (in the case of Mr. Gollin and O'Sullivan) any bonus or incentive compensation that has been declared and not paid at the date of termination. If an executive is terminated by ICO other than for Cause or Disability or by the executive for Good Reason (as such terms are defined in the applicable employment agreement), the executive will be entitled to receive a lump sum equal to:

         (i) In the case of Mr. Gollin or Mr. O'Sullivan, the sum of (i) the executive's annual base salary through the date of termination plus any bonus or incentive compensation that has been declared and not paid at the date of termination and (ii) the lesser of (x) 2.5 times the sum of (A) the executive's annual base salary in the year of termination and (B) the executive's highest annual bonus paid during the employment period and (y) one dollar less than the maximum amount permitted as parachute payment in accordance with Section 280G of the Internal Revenue Code of 1986, as amended.

         (ii) In the case of Mr. Joseph or Mr. Biro, the sum of (i) the executive's annual base salary through the date of termination, (ii) the product of (x) the number of days worked in the year of termination divided by 365, and (y) the greater of the executive's highest annual bonus paid during the employment period or half of the executive's annual base salary in the year of termination and (iii) two times the sum of (x) the executive's annual base salary as of the date of termination and (y) the greater of half of the executive's annual base salary in the year of termination or the executive's highest annual bonus paid during the employment period.

    If either Mr. Joseph or Mr. Biro is terminated due to Disability, the executive will be entitled to receive his base salary as of the date of termination for a two-year period on the date of termination.

    If it is determined that any payment made to Mr. Joseph or Mr. Biro under their employment agreements, or another plan or agreement of ICO, in the event of a change of control, would be considered a payment as defined in Section 280G of the Internal Revenue Code and is subject to excise tax under Section 4999 of the Internal Revenue Code, then the executive will be entitled to an additional "gross-up payment" that will place the executive in the same after-tax economic position as if such payment had not been considered an excess parachute payment.

    In addition to the agreements described above with the named executive officers, other ICO employees are parties to employment agreements with ICO with terms and conditions that vary by each individual employee.

TERMINATION AGREEMENTS

    On June 7, 2001, ICO entered into termination agreements with its Chairman and Chief Financial Officer, Dr. Asher O. Pacholder, and its President and Chief Executive Officer, Sylvia A. Pacholder, as well as with Robin E. Pacholder (President -Wedco North America), David M. Gerst (Senior Vice President and General Counsel of ICO), and Tom D. Pacholder (Senior Vice President--Corporate Administration of Wedco, Inc.). The respective termination agreements are filed as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.7 to the Company's Form 8-K dated
June 6, 2001.

    Each of the termination agreements was entered into in settlement and compromise of the employment contracts of the each of these individuals. Pursuant to the termination agreements, ICO terminated each individual as an employee and officer of ICO or Wedco, as applicable, and accepted each individual's resignation from all other positions with ICO and its affiliates and subsidiaries, except any positions held in Pacholder Associates, Inc. or the Pacholder High Yield Fund.

    In settlement of each terminated employee's employment contract, ICO agreed to pay the following amounts in cash: Asher Pacholder, $2,402,877; Sylvia Pacholder, $2,615,068; Robin Pacholder, $702,205; David Gerst, $702,205; and Tom Pacholder, $384,541.

    The termination agreements also required ICO to pay for accrued vacation and certain other expenses as more fully described in the termination agreements which have been filed with the SEC. The termination agreements further provide Asher Pacholder and Sylvia Pacholder with reasonable access to certain property of the Company for a limited period of time.

    Also, in consideration for entering into the termination agreements, ICO and each terminated employee agreed to release each other from any and all claims, demands and causes of action.

    Under the termination agreements, ICO is also required to pay a gross-up payment in an amount equal to the amount of taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, on the severance payments paid to each of the terminated employees. ICO has escrowed approximately $3.1 million for the benefit of the terminated employees to cover gross-up payments and applicable withholding which may be required if the termination transactions ultimately require the payment of certain excise taxes.

    Each terminated employee is required under the termination agreements to keep confidential and not to use or disclose, to any person, any information, data or technology regarding the business or operations of ICO, or any affiliate thereof. Similarly, each terminated employee agreed to non-compete and non-solicitation provisions as more fully described in the termination agreements.

                       OPTIONS GRANTED DURING FISCAL 2001

    Shown below is information on grants of stock options during 2001 to the named executive officers.

                                               % OF TOTAL
                              NUMBER OF         OPTIONS                                            POTENTIAL REALIZABLE VALUE AT
                             SECURITIES        GRANTED TO                                          ASSUMED ANNUAL RATES OF STOCK
                             UNDERLYING        EMPLOYEES        EXERCISE                           PRICE APPRECIATION FOR OPTION
                               OPTIONS         IN FISCAL         PRICE        EXPIRATION                      TERM (2)(3)
 NAME                          GRANTED          YEAR (1)       ($/SHARE)         DATE                 5%                   10%
 ----                          -------          --------       ---------         ----                 --                   ---
Timothy J. Gollin              75,000             18%            $3.50      June 21, 2011           67,000               263,000
Timothy J. Gollin              75,000             18%            $3.10      June 21, 2011           97,000               293,000
Timothy J. Gollin              25,000              6%            $4.00      June 21, 2011           10,000                75,000
Timothy J. Gollin              30,000              7%            $2.70      June 21, 2006           51,000               129,000
Christopher N. O'Sullivan      75,000             18%            $3.50      June 21, 2011           67,000               263,000
Christopher N. O'Sullivan      75,000             18%            $3.10      June 21, 2011           97,000               293,000
Christopher N. O'Sullivan      25,000              6%            $4.00      June 21, 2011           10,000                75,000
Christopher N. O'Sullivan      30,000              7%            $2.70      June 21, 2006           51,000               129,000

(1) Based on a total of 415,000 options granted to all employees in fiscal year 2001.
(2) Calculated utilizing the assumed rate of appreciation compounded annually over the ten-year term.
(3) Rounded to the nearest thousand.

           FISCAL YEAR 2001 OPTION EXERCISES AND FISCAL YEAR-END VALUE

    The following table sets forth stock options exercised by the individuals named in the Summary Compensation Table during fiscal year 2001, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of ICO's Common Stock on September 30, 2001.


                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                              SHARES                                OPTIONS AT                      IN-THE-MONEY OPTIONS AT
                             ACQUIRED       VALUE               SEPTEMBER 30, 2001                   SEPTEMBER 30, 2001 ($)
                                ON         REALIZED             ------------------                 -------------------------
 NAME                        EXERCISE        ($)             EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
 ----                        --------        ----            -------------------------             -------------------------
 Timothy J. Gollin              0            N/A                     205,000/0                                0/0
 Christopher N. O'Sullivan      0            N/A                     205,000/0                                0/0
 Isaac H. Joseph                0            N/A                      50,000/0                                0/0
 Jon C. Biro                    0            N/A                      50,000/0                                0/0
 Charlotte J. Fischer           0            N/A                        0/0                                   0/0
 Sylvia A. Pacholder         125,000      107,500(1)                    0/0                                   0/0
 Asher O. Pacholder             0            N/A                        0/0                                   0/0
 Robin O. Pacholder             0            N/A                        0/0                                   0/0
 David M. Gerst               50,000      43,000(1)                     0/0                                   0/0

(1) Based upon the $2.61 closing market value price of ICO's Common Stock at July 7, 2001, as reported on the NASDAQ Stock Market.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for ICO's compensation programs. The Committee reviews, evaluates and establishes compensation levels of corporate officers and administers ICO's employee stock option plans. ICO's executive compensation programs are designed to help ICO attract, motivate and retain executive talent. In making compensation decisions, the Committee also takes into account the cyclicality of ICO's business lines and progress toward the achievement of strategic Company objectives.

    The following summarizes the Committee's compensation programs and policies and describes the bases for compensation of ICO's executive officers and its chief executive officer.

CASH COMPENSATION

    Base Salary Program. ICO believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Generally, executive salaries are reviewed annually based on a variety of factors including individual performance, market comparisons and ICO's overall financial condition.

    Annual Performance Compensation. ICO has historically provided annual performance compensation in the form of cash bonuses. The Committee's decisions are typically based upon the performance and financial condition of ICO and subjective factors including the executive officer's job performance and achievements during ICO's fiscal year. At times, special bonuses may be awarded related to specific material events which required extraordinary effort on the part of the executive officer. Cash bonuses for executive officers were decreased in fiscal 2001 as a result of certain executive officers being terminated during the year, and due to the fact that two new executive officers were installed late in the fiscal year.

LONG-TERM COMPENSATION

    Longer-term incentives, in the form of stock options, are designed to directly link a significant portion of the executive's compensation to the enhancement of Shareholder value. Additionally, stock options encourage management to focus on longer-term objectives along with annual operating performance and encourage retention of valued employees. The Committee believes that stock incentives are appropriate, not only for senior management, but also for other employees of ICO and its subsidiaries. All options provide for purchases of shares at an exercise price equal to fair market value on the date of grant. Accordingly, the Committee, from time to time, grants stock options to ICO's executive officers. The number of options is determined based upon the level and contribution of a given employee and may take into account the number of options previously granted to the employee. In fiscal 2001, the Committee granted options to the newly appointed Chief Executive Officer and the newly appointed Chief Financial Officer. These option grants represented 99% of the stock options granted to employees during the fiscal year.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In determining the fiscal 2001 compensation paid to ICO's current Chief Executive Officer, Timothy J. Gollin, the Committee took into account the executive's abilities and business experience. The Committee also reviewed the compensation levels of Sylvia A. Pacholder, ICO's former Chief Executive Officer, and the chief executive officers of companies of similar size as well as companies operating in the specialty chemical and oilfield service industries. In addition to cash compensation, the Committee recommended an option grant in fiscal 2001 for the Chief Executive Officer, pursuant to the Company's long-term compensation policy detailed above.

COMPENSATION DEDUCTION LIMITATION

    Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee currently believes that ICO should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

SUMMARY

    The Committee believes that ICO's executive compensation policies and programs serve the interests of the Shareholders and ICO effectively. The various compensation programs are believed to be appropriately balanced to provide motivation for executives to contribute to ICO's overall success and enhance the value of ICO for the Shareholders' benefit. The Committee will continue to monitor the effectiveness of ICO's compensation programs and will make changes, when appropriate, to meet the current and future needs of ICO.

                                      COMPENSATION COMMITTEE
                                      John F. Williamson, Chairman
                                      A. John Knapp
                                      Walter L. Leib
                                      Charles T. McCord, III


                             STOCK PERFORMANCE CHART

    The following chart and graph compare the yearly percentage change in the cumulative total shareholder return of ICO's Common Stock during the five years ended September 30, 2001 with: (1) the cumulative total return of the NASDAQ Composite Stock Index (U.S.); (2) an index of 33 specialty chemical companies (Value Line's Specialty Chemical Industry Index); and (3) an index of 21 oil service companies (Value Line's Oilfield Services and Equipment Industry Index).


        [GRAPHICAL PRESENTATION OF STOCK PERFORMANCE CHART INSERTED HERE]



                                               1996     1997     1998     1999      2000      2001
                                              ------   ------   ------   ------    ------    ------
      ICO.........................            100.00   140.86    48.59    34.09     39.62    24.76
      Oilfield Services Index.....            100.00   217.64   144.56   201.29    226.79   114.90
      NASDAQ......................            100.00   137.27   139.44   227.82    302.47   123.64
      Specialty Chemicals Index...            100.00   133.02   117.85   129.57    103.69    88.33

(1) Assumes $100 invested on September 30, 1996 and all dividends reinvested. Data supplied by NASDAQ and Value Line Institutional Services.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is currently composed of Messrs. Knapp, Leib, McCord and Williamson. Mr. Leib replaced Mr. Morgan on the Compensation Committee on January 8, 2001. William E. Cornelius, who served as Chairman of the Compensation Committee until April 25, 2001, was not reelected as director at the 2001 Annual Meeting of Shareholders. On June 6, 2001, the Board appointed Messrs. Knapp and McCord to the Compensation Committee.

    Each of Asher O. Pacholder, Sylvia A. Pacholder and William J. Morgan have served as directors of ICO during fiscal year 2001 and are directors of Pacholder Associates, Inc. Dr. Pacholder and Ms. Pacholder resigned their positions as directors of ICO on June 6, 2001. Mr. Morgan has not been nominated for reelection to the ICO Board of Directors.

    Each of Messrs. Gollin and O'Sullivan currently serve as directors of ICO and act as managers of Travis Street Partners, LLC Each of Messrs. Knapp and McCord are limited partners of Travis Street Partners, LLC, and currently serve on ICO's Compensation Committee.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires ICO's officers and directors, and persons who own more than 10% of a registered class of ICO's equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ and to furnish ICO with copies of all reports filed. Based solely on the review of the reports furnished to ICO, ICO believes that, during fiscal year 2001, all
Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met, except for the following transactions:

     o On May 23, 2001, George S. Sirusas exercised options to purchase 10,000 shares of Common Stock and sold 1,000 shares of Preferred Stock. These transactions were not reported on a Form 4 by June 10, 2001. Mr. Sirusas subsequently sold 25,840 shares of Common Stock on June 22, 2001, which was not reported on a Form 4 by July 10, 2001. Each of these transactions was reported on a Form 5 filed in November 2001.

     o On July 7, 2001, Sylvia A. Pacholder exercised options to purchase 125,000 shares of Common Stock. The transaction was not reported on a Form 4 by August 10, 2001. The transaction was reported on a Form 5 filed in November 2001.

     o On July 7, 2001, Robin E. Pacholder exercised options to purchase 50,000 shares of Common Stock. The transaction was not reported on a Form 4 by August 10, 2001. The transaction was reported on a Form 5 filed on November 19, 2001, subsequent to the November 15, 2001 filing requirement.

     o On July 7, 2001, David Gerst exercised options to purchase 50,000 shares of Common Stock. The transaction was not reported on a Form 4 by August 10, 2001. The transaction was reported on a Form 5 filed on November 19, 2001, subsequent to the November 15, 2001 filing requirement.

     o On May 3, 2001, William E. Cornelius exercised options to purchase 5,000 shares of Common Stock. The transaction was not reported on a Form 4 by June 10, 2001. The transaction was reported on a Form 5 filed in October, 2001.

     o On December 11, 2001, Charlotte J. Fischer filed a Form 5 as an executive officer of the Company. This deadline for this report was November 15, 2001.

     o On December 19, 2001, Isaac H. Joseph filed a Form 5 as an executive officer of the Company. The deadline for this report was November 15, 2001.

                              PROPOSAL TO AMEND THE
    SECOND AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    On April 13, 1993, the Board of Directors adopted, subject to Shareholder approval, the Company's 1993 Stock Option Plan for Non-employee Directors. The Company's Shareholders approved the 1993 Director Plan at the 1993 Shareholders' Meeting. The Board of Directors approved the first amendment and restatement of the 1993 Director Plan on August 29, 1996, and the Company's Shareholders approved the first amendment and restatement of the 1993 Director Plan at the 1997 Shareholders' Meeting. The Board of Directors approved the second amendment and restatement of the 1993 Director Plan on January 8, 1999, and the Company's Shareholders approved the second amendment and restatement of the plan at the 1998 Shareholders' Meeting (as so amended, the "1993 Director Plan"). As of December 14, 2001, options to purchase a total of 161,000 shares of Common Stock were outstanding, and options to purchase 32,000 shares of Common Stock were available for the grant of options under the 1993 Director Plan. The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1993 Director Plan to make an additional 100,000 shares of Common Stock available under the 1993 Director Plan. Except for the increase in the number of shares which can be issued under the 1993 Director Plan, the provisions of the 1993 Director Plan will remain the same as those presently in effect. The Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable under the 1993 Director Plan promptly after approval by the Shareholders of this proposal.

GENERAL

    The purpose of the 1993 Director Plan is to provide an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1993 Director Plan authorizes the granting of options to purchase

Common Stock ("Director Options") to such non-employee Directors. Director Options granted to non-employee Directors will be in addition to, and not in lieu of, other benefits received by Directors.

    Each non-employee Director eligible to participate in the 1993 Director Plan currently receives, on the first business day after the date of each annual meeting of Shareholders of the Company, an option to purchase 5,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. Fair market value is the closing price (which in the case of shares quoted on NASDAQ is the mean between the closing high bid and low asked quotations for such day) on the business day immediately preceding such day. Each option expires ten years after the date of grant.

    In addition, the 1993 Director Plan provides that any non-employee Director of the Company who is elected to the Board of Directors at other than an Annual Meeting of Shareholders will be granted an option for 5,000 shares of Common Stock on the date such non-employee Director is so elected as a Director, at the exercise price of 100% of the fair market value of the Common Stock on the date such non-employee Director is elected.

    A total of 310,000 shares of Common Stock are reserved for issuance upon exercise of options granted pursuant to the 1993 Director Plan (proposed to be amended to 410,000 shares). Currently, options to purchase a total of 161,000 shares of Common Stock are outstanding under the 1993 Director Plan, leaving options to purchase 32,000 shares of Common Stock available for grant.

    The 1993 Director Plan is administered by the Compensation Committee, which is presently comprised of Messrs. Knapp, Leib, McCord and Williamson.

    The Board of Directors may at any time amend, suspend or discontinue the 1993 Director Plan; provided, however, that except as otherwise permitted by Rule 16b-3 under the Exchange Act or, Section 162(m) or Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), no amendments by the Board of Directors shall, without further approval of the Shareholders of the
Company: (1) increase materially the number of Shares which may be subject to Options granted under the 1993 Director Plan; (2) increase materially the benefit accruing to the holders of Director Options; or (3) modify materially the requirements as to eligibility for participation in the 1993 Director Plan. Unless earlier terminated, the 1993 Director Plan will continue in effect until January 8, 2009.

TERMS AND CONDITIONS OF OPTIONS

    An option may be exercised six months and one day after the date of grant.

    The exercise price of an option may be paid in cash, certified or cashier's check, money order or by delivery of already-owned shares of Common Stock having a fair market value equal to the exercise price, or by delivery of a combination of the above.

    No option is assignable or transferable, other than by will or by the laws of descent and distribution.

    An option shall terminate on the earliest to occur of: (i) thirty (30) days after the date that an optionee ceases to be a Director regardless of the reason therefore other than as a result of such termination by death of the optionee;
(ii) one year after the date that an optionee ceases to be a Director by reason of death of the optionee, or six months after the optionee shall die if that shall occur during such thirty-day period described in (i); or (iii) the tenth
(10th) anniversary of the date of grant of the option.

    To prevent dilution of the rights of a holder of an option, the 1993 Director Plan provides for the adjustment of: (i) the number of shares upon which options may be granted; (ii) the number of shares subject to outstanding options; and (iii) the exercise price of an option, in the event of any subdivision or consolidation of shares of Common Stock, any stock dividend, recapitalization or other capital adjustment.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of an option will not be taxable to an optionee. Generally, upon the exercise of an option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. The Company will not be entitled to a deduction for federal income tax purposes for the granting of an option. The taxable income recognized by an optionee upon the exercise of an option will be treated as compensation income, subject to withholding, and the Company will be entitled to a corresponding tax deduction for compensation expense in the year of exercise. When the shares of Common Stock received upon the exercise of an option subsequently are disposed of in a taxable transaction, the optionee generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date the option was exercised; such capital gain or loss will be long-term or short-term, depending upon the optionee's holding period following the exercise of the option.

PROPOSED AMENDMENT

    It is proposed that the 1993 Director Plan be amended to increase the number of shares subject to options which can be granted under the 1993 Director Plan from 310,000 to 410,000 shares.

    The Board of Directors believes that the 1993 Director Plan benefits the Company and its Shareholders by further aligning long-term interests of the non-employee Directors with those of the Shareholders, and by reducing the possibility that one or more Directors will engage in an activity competitive with and harmful to the Company's business and future performance. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future.

APPROVAL

    In order to approve the proposal to amend the 1993 Director Plan, the Company is seeking the approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2002 Annual Meeting, which is the approval generally required for amendments to the 1993 Director Plan. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

    The Board of Directors believes that the 1993 Director Plan benefits the Company and its Shareholders by further aligning long-term interests of the non-employee Directors with those of the Shareholders. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future. The Board, therefore, recommends a vote FOR approval of the amendment to the 1993 Director Plan.

                  PROPOSAL TO AMEND THE 1998 STOCK OPTION PLAN

    On January 12, 1998, the Board of Directors adopted, subject to Shareholder approval, the Company's 1998 Stock Option Plan (filed as Exhibit A to the Company's Definitive Proxy Statement dated January 23, 1998 for the Annual Meeting of Shareholders, the "1998 Stock Option Plan"). The Company's Shareholders approved the 1998 Stock Option Plan at the 1998 Shareholders' Meeting. The 1998 Stock Option Plan provides for the issuance of both incentive stock options and nonqualified stock options to all individuals who perform services for the Company and who are treated as employees for federal income tax purposes ("Eligible Employees"). All of the Company's employees are eligible to participate in the 1998 Stock Option Plan, including the executives named in the Summary Compensation Table. The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1998 Stock Option Plan to make an additional 600,000 shares of Common Stock available under the 1998 Stock Option Plan. Except for the increase in the number of shares which can be issued under the 1998 Stock Option Director Plan, the provisions of the 1998 Stock Option Director Plan will remain the same as those presently in effect. The Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable under the 1998 Stock Option Plan promptly after approval by the Shareholders of this proposal.

GENERAL

    The purpose of the 1998 Stock Option Plan is to promote the interests of the Company and its Shareholders by providing a means for Eligible Employees of the Company and its subsidiaries to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and provide an inducement for Eligible Employees to remain employed by the Company or its subsidiaries and to perform at their maximum levels.

    Options under the 1998 Stock Option Plan may be granted to Eligible Employees of the Company and its subsidiaries.

    A total of 600,000 shares of Common Stock are reserved for issuance upon exercise of options granted pursuant to the 1998 Stock Option Plan (proposed to be increased to 1,200,000 shares). As of November 30, 2001 the Company had, under all employee stock option plans, options to purchase a total of 1,180,350 shares of Common Stock. Also, as of November 30, 2001 there were, under all employee stock option plans, options to purchase a total of 509,400 shares of the Common Stock available for grant. Subsequent to November 30, 2001 the Compensation Committee expects to grant essentially all of the available options to many Company employees, leaving very few options available for future grant.

    The 1998 Stock Option Plan is administered by the Compensation Committee, which is presently comprised of Messrs. Knapp, Leib, McCord and Williamson.

    The Board of Directors may at any time amend, suspend, or discontinue the 1998 Stock Option Plan; provided, however, that except as otherwise permitted by Rule 16b-3 under the Exchange Act or, Section 162(m) or Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), no amendments by the Board of Directors shall, without further approval of the Shareholders of the
Company: (1) change the class of Eligible Employees; (2) increase the number of Shares which may be subject to Options granted under the 1998 Stock Option Plan except as provided upon lapse or termination of Options without being completely exercised; or (3) cause the 1998 Stock Option Plan or any option granted under the 1998 Stock Option Plan to fail to (i) qualify for exemption from Section 16(b) of the Exchange Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m) of the Code, or (iii) qualify as an "incentive stock option" as defined by Section 422 of the Code. Unless earlier terminated, the 1998 Stock Option Plan will continue in effect until January 12, 2008.

TERMS AND CONDITIONS OF OPTIONS

    The Compensation Committee determines the exercise price and exercise schedule for options granted under the 1998 Stock Option Plan. If the Company grants an incentive stock option to an Eligible Employee who owns, directly or indirectly, Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company, the option price must equal at least 110% of the fair market value on the date of grant, and the term of such option shall not be greater than five years from the date of grant. The fair market value of the Common Stock is the last sale price reported of Common Stock on the NASDAQ/National Market System on a specified date.

    The maximum number of shares of Common Stock with respect to which options may be granted to any employee during each fiscal year is 60,000.

    Payment for shares purchased upon exercise of an option shall be made in cash or securities or in such other form as may be determined by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

    Deductibility. Provisions of the Code limit the Company's income tax deduction for non-performance based compensation paid to the five highest paid executive officers to $1 million per year. The taxable portion of a non-qualified option ordinarily constitutes compensation which may be deducted by the Company. The 1998 Stock Option Plan has been designed to allow this compensation element to be classified as performance based so as to ensure the Company the full income tax deduction otherwise available.

    Incentive Stock Options. The Company intends that certain of the options granted under the 1998 Stock Option Plan will qualify as incentive stock options under Section 422 of the Code. Assuming that the options are so qualified, the tax consequences of the 1998 Stock Option Plan will vary depending on whether certain holding period requirements are met.

    An optionee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and the Company will not be entitled to a deduction at either such time, if the optionee makes no disposition of shares acquired pursuant to such incentive stock option
(a) within two years from the option's date of the grant or (b) within one year after exercising such option (collectively, the "Holding Periods"). However, the optionee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income. If the employee exercises an incentive stock option and disposes of the stock in the same year, and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a mid-term or long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.

    If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term, mid-term or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the optionee. However, the Company will not be entitled to any deduction in connection with any loss to the optionee or a portion of any gain that is taxable to the optionee as short-term, mid-term or long-term capital gain.

    Nonqualified Stock Options. The Company may also grant nonqualified stock options under the 1998 Stock Option Plan. Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422 of the
Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option, and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price, with the Company entitled to a corresponding deduction. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes. In the case of an option holder subject to
Section 16(b) of the Exchange Act, subject to certain exceptions, ordinary income will be recognized by the optionee (and a deduction by the Company) upon the exercise of the nonqualified stock option if the exercise occurs more than six months after the date of grant of the nonqualified stock option. Upon a subsequent disposition of shares received upon exercise of a nonqualified stock option, the optionee will realize a short-term, mid-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.

    The foregoing is only a summary of the federal income tax rules applicable to options granted under the 1998 Stock Option Plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

APPROVAL

    In order to approve the proposal to amend the 1998 Stock Option Plan, the Company is seeking the approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2002 Annual Meeting, which is the approval generally required for amendments to the 1998 Stock Option Plan. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

    The Board of Directors believes that the 1998 Stock Option Plan benefits the Company and its Shareholders by further aligning long-term interests of the employees with those of the Shareholders. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future. The Board, therefore, recommends a vote FOR approval of the amendment to the 1998 Stock Option Plan.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP, independent accountants, examined ICO's consolidated financial statements for the fiscal year ended September 30, 2001, and, in connection with their audit function, reviewed ICO's Annual Report to Shareholders and certain of its filings with the SEC. The Board of Directors has re-employed the firm of PricewaterhouseCoopers LLP as independent accountants for ICO for the fiscal year 2002, subject to Shareholders' ratification at the Annual Meeting. If ratification is not obtained, the Board intends to continue the employment of PricewaterhouseCoopers LLP at least through fiscal year 2002. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions at the Annual Meeting.

AUDIT FEES

    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of ICO's annual financial statements for the fiscal year 2001, and the quarterly reviews concerning the financial statements and related disclosures included in ICO's Forms 10-Q for fiscal year 2001, were $451,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed for professional services rendered by PricewaterhouseCoopers LLP relating to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees for all other services rendered by PricewaterhouseCoopers LLP for fiscal year 2001, other than the services in the preceding two sections, were $531,000.

                      PROPOSAL TO REIMBURSE PROXY EXPENSES

    During fiscal year 2001, Travis Street Partners, LLC ("TSP") undertook a successful proxy contest to elect three of its members, James D. Calaway, A. John Knapp and Charles T. McCord, to the Company's Board of Directors. Immediately subsequently, several of the Company's executive officers resigned and were replaced by two additional members of TSP, Timothy J. Gollin, who serves as Chief Executive Officer, President and Secretary of the Company, and Christopher N. O'Sullivan, who serves as Chief Financial Officer and Vice Chairman of the Board of the Company. The Board of Directors believes that these changes in board membership and management and the resulting changes in corporate strategy following this proxy contest have had, and will continue to have, a positive effect upon the Company. In addition to significant operating improvements and savings achieved thus far, the new management has reduced annual corporate overhead expense by approximately $2.1 million.

    For these reasons, the Board of Directors recommends that the shareholders approve the proposal to issue to TSP up to 528,834 shares of Common Stock, representing reimbursement of expenses of up to $862,000 incurred in connection with TSP's successful proxy contest regarding the election of James D. Calaway,
A. John Knapp and Charles T. McCord to the Board, divided by a per share price of $1.63 per share (150% of the closing price of the Common Stock on December 18, 2001); such expenses being subject to the review of the Company's independent accountants.

                             SOLICITATION OF PROXIES

    The solicitation of proxies on behalf of the Board of Directors will be conducted by mail, personally or by telephone, telegram or other forms of wire or facsimile communication. Officers and employees of ICO may solicit proxies and will not receive additional compensation for this. ICO has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee of $4,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Georgeson may provide advisory services as requested pertaining to the solicitation of proxies. ICO will also indemnify Georgeson against liabilities and expenses which directly relate to or arise out of Goergeson's performance of the proxy solicitation services. Upon request, ICO will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

    Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of Shareholders. Under Rule 14a-8, proposals that Shareholders intend to have included in ICO's proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders must be received by ICO no later than ___________, 2002 [120 days before date of this proxy]. However, if the date of the 2003 Annual Meeting of Shareholders changes by more than 30 days from the date of the 2002 Annual Meeting of Shareholders, the deadline is a reasonable time before ICO begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to Shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

    If a shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in ICO's Bylaws. ICO's Bylaws provide generally that Shareholders who wish to nominate directors or to bring business before an annual meeting must notify ICO and provide certain pertinent information at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Therefore, Shareholders who wish to nominate directors or to bring business before the 2003 Annual Meeting of Shareholders must notify ICO no later than November 2, 2002.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

    ICO knows of no matters other than those stated above which are to be brought before the Annual Meeting. It is intended that the persons named in the proxy will vote your stock pursuant to discretionary authority granted in the proxy according to their best judgment if any other matters do properly come before the Meeting.

    Whether or not you intend to be present at this meeting, you are urged to return the enclosed proxy card promptly. If you are present at the meeting and wish to vote your stock in person, this proxy shall, at your request, be returned to you at the meeting.

By Order of the Board of Directors

     -------------------------------             -------------------------------             ------------------------------
     Chairman of the Board                       Chief Executive Officer,                    Vice-Chairman of the Board and
                                                 President and Secretary                     Chief Financial Officer

Houston, Texas
December ___, 2001

                                    ICO, INC.

           This Proxy is solicited on behalf of the Board of Directors

                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 31, 2002


The undersigned hereby appoints Timothy J. Gollin and Christopher N. O'Sullivan, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on January 31, 2002, and any adjournment of such meeting on the matters specified and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of, and a Proxy Statement for, such Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY (INDICATED BY MARKING THE APPROPRIATE BOXES BELOW), THIS PROXY WILL BE VOTED: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES; FOR THE AMENDMENTS TO THE SECOND AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND THE 1998 STOCK OPTION PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS; AND FOR THE ISSUANCE OF UP TO 528,834 SHARES OF COMMON STOCK TO TRAVIS STREET PARTNERS, LLC AS REIMBURSEMENT FOR EXPENSES INCURRED IN CONNECTION WITH ITS SUCCESSFUL PROXY CONTEST.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [  ]

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1.  Election of Directors

    NOMINEES: (01) David E.K. Frischkorn, (02) Timothy J. Gollin, (03) Christopher N. O'Sullivan and (04) William C.
              Willoughby (terms to expire at 2005 Annual Meeting of Shareholders).

                 FOR            WITHHELD
                 ALL            FROM ALL
              NOMINEES          NOMINEES
                [ ]               [ ]


                [ ]     For all nominees with the following exceptions:
                                                                        ------------------------------------------------

2. Proposal to amend the ICO, Inc. Second Amended and Restated 1993 Non-Employee
Director Stock Option Plan to increase the number of Common Shares available for issuance under the plan by an aggregate of 100,000 shares.

                FOR             AGAINST        ABSTAIN
                [ ]               [ ]            [ ]

3.  Proposal to amend the ICO, Inc. 1998 Stock Option Plan to increase the number of Common Shares available for issuance under the plan by an aggregate of 600,000 shares.

                FOR             AGAINST        ABSTAIN
                [ ]               [ ]            [ ]

4. The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

                FOR             AGAINST        ABSTAIN
                [ ]               [ ]            [ ]

5. Proposal to issue to Travis Street Partners, LLC ("TSP") up to 528,834 shares of Common Stock, representing reimbursement of expenses of up to $862,000 incurred in connection with TSP's successful proxy contest regarding the election of James D. Calaway, A. John Knapp and Charles T. McCord to the Board, divided by a per share price of
$1.63 per share (150% of the closing price of the Common Stock on December 18, 2001); such expenses being subject to the review of the Company's independent accountants.

                FOR             AGAINST        ABSTAIN
                [ ]               [ ]            [ ]

6. WITH DISCRETIONARY AUTHORITY AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
MEETING.


Signature:                                  Date:
           -------------------------               -----------

Signature:                                  Date:
           -------------------------               -----------


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Please sign, date and return the Proxy Card promptly, using the enclosed envelope.